EX-21
(Exhibit 21)      Subsidiaries of Financial Institutions, Inc.

                          FINANCIAL INSTITUTIONS, INC.

          Name  of  Subsidiary                          State  of  Incorporation
          --------------------                          ------------------------
          Wyoming County Bank                           New York
          The National Bank of Geneva                   New York
          The Pavilion State Bank                       New York
          First Tier Bank & Trust                       New York
          The FI Group, Inc.                            New York